Exhibit 10.3

TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (this “Agreement”) is entered into this 3rd day of December, 2013, by and among Cloud Security Corporation (f/k/a Cloud Star Corp.), a Nevada corporation (“CLDS”) and App Ventures Ltd., a Hong Kong private limited liability company (“App Ventures”).

WHEREAS, CLDS and App Ventures entered into that certain Joint Venture Agreement/Development and Collaboration Agreement dated March 1, 2013 (the “JV Agreement”) pursuant to which CLDS and App Ventures proposed to jointly develop and market software products for the field of mobile security.

WHEREAS, on June 7, 2013, CLDS filed a patent application (U.S. Serial Number 61/832,534) titled “Systems and Method for One-Time Password Generation on a Mobile Computing Device” for process and methods for one-time password generation on mobile computing devices (the “Patent”).

WHEREAS, App Ventures and CLDS desire to terminate the JV Agreement.

WHEREAS, the Patent is considered a “Joint Technology” under the terms of the JV Agreement.

WHEREAS, CLDS desires to purchase App Ventures’ shares of the Patent pursuant to Section 3.03(c) of the JV Agreement, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE TRANSACTIONS

1.1
Assignment of the Intellectual Property.  App Ventures hereby irrevocably grants, assigns and transfers to CLDS, all of App Venture’s right, title and interest in and to the Patent and Technology related thereto, including all income, royalties, damages and payments now or hereafter due or payable with respect thereto, and to all causes of action and the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned under this Assignment (collectively, the “Assets”).  App Ventures shall take all reasonable actions and sign documents, and cause its employees and consultants to take all reasonable actions and sign documents, to evidence and/or further this assignment, including the short form assignment, a form of which is included as Schedule 1.1

1.2	Issuance of Shares. On the Closing Date, CLDS shall deliver to App Ventures one million (1,000,000) shares (the “Shares”) of its common stock, par value, $0.001 per share (“Common Stock”);

1.3
No Assumption of Liabilities.  CLDS shall not assume or be responsible for any claims against or commitments, contracts, agreements, obligations or other liabilities of the App Ventures, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise, and App Ventures will at all times indemnify and hold CLDS harmless from and against any claim therefor or liability arising therefrom.

1.4	Termination of JV Agreement. At Closing, the parties agree that the JV Agreement shall be terminated and of no further force and effect.

ARTICLE II
THE PURCHASE PRICE

2.1
Purchase Price.  The aggregate purchase price to be paid by CLDS to App Ventures in consideration of the sale, assignment and transfer of the Assets and the consummation of the other transactions contemplated herein shall be the issuance of the Shares (the “Purchase Price”).

ARTICLE III
CLOSING

3.1
Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place contemporaneously with the execution of this Agreement (the “Closing Date”) at the offices of CLDS’ counsel in Santa Monica, California or at such other place as may be agreed by the parties.  For convenience, the parties agree that the Closing may take place by the exchange of electronic signatures to the documents to be executed and delivered at the Closing (the “Closing Documents”) and delivery of the Purchase Price by wire transfer of immediately available funds, followed by the mailing of executed originals of the Closing Documents, without the need for a face to face meeting.

3.2	Deliveries and Actions by the App Ventures. At the Closing, App Ventures shall deliver, or cause to be delivered, to Tejas:

(a)	all of its right, title and interest in the Assets, free and clear of all Encumbrances;

(b)	one or more bills of sale, assignments or other conveyances, in form and substance reasonably satisfactory to CLDS (collectively, the “Assignments”), duly executed by App Ventures;

(c)	copies of all consents and approvals required in connection with (i) the execution, delivery and performance of this Agreement and (ii) the sale or license of the Assets;

(d)
a copy of the resolutions of the board of directors of App Ventures, authorizing the execution, delivery, and performance by App Ventures of this Agreement and the ancillary agreements described therein, and the consummation by App Ventures of the transactions contemplated hereby and thereby;

(e)
such other documents and instruments as CLDS may reasonably request and which are deemed by CLDS to be reasonably necessary or advisable to effect the transactions contemplated herein and by the ancillary agreements.

3.3	Deliveries and Actions by CLDS. At the Closing, CLDS shall deliver, or cause to be delivered, to the Sellers:

(a)	A certificate evidencing the Shares issued in the name of App Ventures; and

(b)
such other documents and instruments as App Ventures may reasonably request and which are deemed by App Ventures to be reasonably necessary or advisable to effect the transactions contemplated herein and by the ancillary agreements.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

4.1	Representations and Warranties of CLDS. CLDS represents and warrants to App Ventures, as of the date hereof, as follows:

(a)
Organization.  CLDS is duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified to do business and are in good standing in each jurisdiction in which the nature of the business being conducted requires such Seller to be so qualified.

(b)
Authorization.  CLDS has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by CLDS and the performance by CLDS of its obligations hereunder have been duly authorized by all necessary corporate action.  This Agreement and all agreements contemplated to be delivered hereunder have been executed and delivered by CLDS and constitutes the legal, valid and binding obligations of CLDS enforceable against it in accordance with their terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency and other laws affecting creditors’ rights generally.

(c)
Noncontravention.  Neither the execution and the delivery of this Agreement by CLDS, nor the consummation by CLDS of the transactions contemplated hereby will (with or without the giving of notices or the passage of time) (i) violate any applicable Law or other restriction of any Governmental Authority to which any CLDS is subject or any provision of CLDS’ charter or bylaws (or other organizational documents) or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the CLDS is a party or by which CLDS is bound could adversely affect the consummation of the transactions contemplated hereby.  CLDS does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Authority or other third party in order for the parties to consummate the transactions contemplated by this Agreement.

(d)
Securities and Exchange Commission Filings.  The information filed with the U.S. Securities and Exchange Commission (the “SEC”) by or on behalf of CLDS since May 22, 2012 (the “SEC Filings”) complies as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable.  No facts have come to the attention of CLDS that have caused any of CLDS to believe that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)
Financial Statements. Except as may have been corrected or supplemented in a subsequent SEC Filing, the financial statements of CLDS included in the SEC Filings (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Except as may have been corrected or supplemented in a subsequent SEC Filing, the Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, or, in the case of unaudited financial statements, as permitted by Regulation S-X promulgated under the Securities Act and the Exchange Act, and fairly present in all material respects the financial position of CLDS as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal,  year-end audit adjustments and the lack of footnotes.

(f)
Legal Proceedings.  There is no complaint or petition in which relief is sought that would prevent, delay or make illegal the transactions contemplated by this Agreement, and there is no litigation, action, suit, proceeding or investigation by any Governmental Authority pending or threatened against (orally or in writing), involving, affecting or relating to CLDS or the transactions contemplated by this Agreement.

(g)
Accuracy of Information Furnished.  No representation, warranty, statement or information contained in this Agreement (including the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to App Ventures or their respective representatives by or on behalf of CLDS, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.  CLDS has provided App Ventures with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

4.2	Representations and Warranties of App Ventures. App Ventures hereby represents and warrants to CLDS as of the date hereof, as follows:

(a)
Organization.  App Ventures is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business being conducted requires it to be so qualified.

(b)
Authorization.  App Ventures has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by App Ventures and the performance by App Ventures of its obligations hereunder have been duly authorized by all necessary action.  This Agreement and all agreements contemplated to be delivered hereunder constitute the legal, valid and binding obligations of  App Ventures enforceable against it in accordance with their terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency and other laws affecting creditors’ rights generally.

(c)
Noncontravention.  Neither the execution and the delivery of this Agreement by App Ventures, nor the consummation by App Ventures of the transactions contemplated hereby will (with or without the giving of notices or the passage of time) (i) violate any applicable Law or other restriction of any Governmental Authority to which App Ventures is subject or any provision of its charter or bylaws (or other organizational documents) or (ii)  conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which App Ventures is a party or by which App Ventures is bound or could adversely affect the consummation of the transactions contemplated hereby or the value of the Assets or result in the imposition of any Encumbrance upon any of the Assets  App Ventures does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Authority or other third party in order for the parties to consummate the transactions contemplated by this Agreement.

(d)
Legal Proceedings.  There is no complaint or petition in which relief is sought involving, affecting, or relating to the ownership, operation or use of the Assets or that would prevent, delay or make illegal the transactions contemplated by this Agreement, and there is no litigation, action, suit, proceeding or investigation by any Governmental Authority pending or threatened against (orally or in writing), involving, affecting or relating to App Ventures, the Assets or the transactions contemplated by this Agreement.

(e)
Accuracy of Information Furnished. No representation, warranty, statement or information contained in this Agreement (including the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to CLDS or their respective representatives by or on behalf of App Ventures, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.  App Ventures has provided CLDS with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

(f)
Brokers’ Fees.  App Ventures has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Agreement for which CLDS could become liable.

(g)
Information on CLDS.  App Ventures has received and had the opportunity to review all documents and any other information requested from CLDS, has been given full and complete access to information regarding CLDS, and has utilized such access to App Ventures’ satisfaction for the purpose of obtaining such information regarding CLDS as App Ventures has reasonably requested; and, particularly, App Ventures has been given reasonable opportunity to ask questions of, and receive answers from, representatives of CLDS concerning the terms and conditions of the offering of the Shares and to obtain any additional information, to the extent reasonably available.

(h)
Information on App Ventures.  App Ventures is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable App Ventures to utilize the information made available by CLDS to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase App Ventures has the authority and is duly and legally qualified to purchase and own the Securities.  App Ventures is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(i)
Investment Intent. On the Closing Date, App Ventures will purchase the Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(j)
Compliance with Securities Act.  App Ventures understands and agrees that the Shares have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of App Ventures contained herein), and that the Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

(k)	Shares Legend. The Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SHUMATE INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(l)
Communication of Offer.  The offer to sell the Shares was directly communicated to App Ventures by CLDS.  At no time was App Ventures presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(m)
Restricted Securities.  App Ventures understands that the Shares have not been registered under the Securities Act and App Ventures will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares unless pursuant to an effective registration statement under the Securities Act.

(n)
No Governmental Review. App Ventures understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

ARTICLE V
COVENANTS

5.1
Reasonable Commercial Efforts.  Each party will use its reasonable commercial efforts to take all actions and to do all things necessary, proper or advisable to consummate, make effective and comply with all of the terms of this Agreement and the transactions contemplated hereby (including satisfaction, but not waiver, of the closing deliveries required by ARTICLE III).

5.2	Confidentiality.

(a)
Each party acknowledges that in performing this Agreement, the party may be provided with and have access to the other party’s confidential information, including, without limitation, technical information (such as software, algorithms, technology, and trade secrets relating to the Assets), processes, product plans and sales information, that the party treats as proprietary, confidential or of substantial value and which value would be impaired if improperly used or disclosed to third parties (“Confidential Information”).  The parties acknowledge that Confidential Information may include any of the foregoing which has been provided to the other party prior to the Closing Date. However, “Confidential Information” shall not include information that (i) is or becomes available to the public through no wrongful act of the receiving party, (ii) was in the possession of the receiving party prior to the time it was disclosed hereunder, (iii) is independently made available as a matter of right to the receiving party by a third party, or (iv) is independently developed for the receiving party.

(b)
For a period of five (5) years from the Closing Date, each party shall maintain the other party’s Confidential Information in confidence and not disclose the other party’s Confidential Information to any Person other than to its officers, fiduciaries, employees, agents or consultants who have a business need to know such Confidential Information, who have been informed of the confidential nature of such Confidential Information and who are, either by nature of their positions or duties or pursuant to written agreement, subject to substantially equivalent restrictions with respect to the use and disclosure of the Confidential Information as are set forth in this Agreement.

(c)
The obligation of each party to maintain the other party’s Confidential Information in confidence shall not apply to any Confidential Information (i) that becomes publicly available (other than by reason of a disclosure by a party in violation of this Agreement), (ii) the disclosure of which has been consented to by the other party in writing, or (iii) the disclosure of which is required by a court of competent jurisdiction or other Governmental Authority or otherwise as required by applicable Law or regulation of a national securities exchange on which the securities of such party may then be listed.

(d)
Before any party discloses any of the other party’s Confidential Information pursuant to Section 5.2(c)(iii), such party shall as soon as practicable, and in any event prior to making any such disclosure, notify the other party of the specific Confidential Information proposed to be disclosed and of the court order, subpoena, interrogatories, government order or other reason that requires disclosure of the Confidential Information so that the other party may seek a protective order or other remedy to protect the confidentiality of the Confidential Information or waive compliance with the applicable provisions of this ARTICLE V.  Such party shall also consult with the other party on the advisability of taking steps to eliminate or narrow the requirement to disclose the Confidential Information and shall otherwise cooperate with the efforts of the other party to obtain a protective order or other remedy to protect the Confidential Information.  If a protective order or other remedy cannot be obtained, such party may disclose only that Confidential Information that its counsel advises in writing (which writing shall also be addressed and delivered to the other party) is legally required to be disclosed.

(e)
Each party shall promptly inform the other party if it becomes aware of any reason, whether under applicable law, policy or otherwise, that it will, or might become compelled to, use the other party’s Confidential Information other than as contemplated by Section 5.2(b) or disclose Confidential Information in violation of the confidentiality restrictions in this ARTICLE V.

5.3
Transfer Taxes.  App Ventures shall bear and pay any and all applicable sales and use Taxes and similar transfer Taxes payable in connection with the sale, assignment, transfer or license of the Assets.  App Ventures, at their own expense, shall file all necessary Tax Returns and other documentation with respect to such Taxes, if required by applicable law.

ARTICLE VI
MISCELLANEOUS

6.1	Nature and Survival of Representations. The representations and warranties of App Ventures and CLDS contained in this Agreement shall survive the Closing indefinitely.

6.2
Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to CLDS to: Cloud Security Corp., 4590 MacArthur Blvd, Suite 500, Newport Beach, CA 92660; Attn: President, telecopier number:  ____________ with a copy by telecopier only to: Indeglia & Carney, telecopier number: (310) 458-8007, Attn: Marc A. Indeglia, and (ii) if to App Ventures to: App Ventures Ltd., 151 Gloucester Road, 11th Floor, Wanchai, Hong Kong, Attn: Kerry Singh, telecopier number: ___________. The Parties agree to promptly advise the other parties hereto of any change of address from that so set forth.

6.3
Successors and Assigns.  This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.  This Agreement is not intended to confer upon any other Person except the parties hereto any rights or remedies hereunder.

6.4	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to conflict of laws principles thereof).

6.5
Venue; Service of Process.  With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Central District of California and waives any objection to venue being laid therein whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before the United States District Court for the Central District of California; provided, however, that a party may commence any Proceeding in a court other than the United States District Court for the Central District of California solely for the purpose of enforcing an order or judgment issued by the United States District Court for the Central District of California and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Holders at their respective addresses referred to in Section 6.2 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

6.6
Headings.  The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

6.7
Counterparts and Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

6.8
Further Assurances.  The parties hereby agree to perform, execute or deliver, or cause to be performed, executed or delivered, such further acts, assurances and instruments as either party may reasonably require to complete or perfect the conveyance and transfer to CLDS of all of App Ventures’ right, title and interest in and to the Assets free and clear of any and all Encumbrances consistent with this Agreement, and to do any and all such further acts and things as may be reasonably necessary to effect completely the intent of this Agreement.

6.9
Amendment and Waiver.  The parties may by mutual written agreement amend this Agreement in any respect; and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party; (b) waive any inaccuracies in representations by any other party; (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party; and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement.  To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

6.10
Entire Agreement.  This Agreement and the Schedules hereto, each of which is hereby incorporated herein, and the other documents executed and delivered pursuant hereto and contemporaneously herewith, set forth all of the representations, warranties, promises, covenants, agreements, conditions, and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

6.11
Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12
Expenses.  Except as otherwise expressly agreed herein, CLDS, on the one hand, and App Ventures, on the other hand, will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

6.13
Construction.  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter.  Terms defined in the singular have the corresponding meanings in the plural, and vice versa.  All references to Articles and Sections refer to articles and sections of this Agreement, all references to Annexes refer to annexes to this Agreement and all references to Schedules refer to Schedules to this Agreement, which Exhibits and Schedules are attached hereto and made a part hereof for all purposes.  A “party” means any of CLDS and App Ventures, and the “parties” means all of them.  The word “includes” or “including” means “including, but not limited to.”  The word “or” will have the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.  “Shall” and “will” have equal force and effect.  Any reference to a statute, regulation or law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder.  Currency amounts referenced herein, unless otherwise specified, are in United States Dollars.  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

6.14	Definitions. The following definitions shall be applicable to the terms set forth herein:

(a)
“Affiliate” shall mean, as applied to any Person, any other Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, that Person.

(b)
“Encumbrance” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

(c)
“Governmental Authority” shall mean any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

(d)	“Law” shall mean all constitutions, treaties, statutes, laws, ordinances, regulations, rules or Orders associated with any Governmental Authority;

(e)	“Order” shall mean any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority; and

(f)
“Person” shall include an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over App Ventures or CLDS.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CLOUD SECURITY CORPORATION

By:	/s/ Safa Movassaghi
Name:	Safa Movassaghi
Title:	President

APP VENTURES LTD.

By:	/s/ Kerry Singh
Name:	Kerry Singh
Title:	President

SIGNATURE PAGE TO TRANSFER AGREEMENT